Exhibit 99.1

               The Cheesecake Factory Announces Management Update

     CALABASAS HILLS, Calif.--(BUSINESS WIRE)--March 17, 2004--The Cheesecake Factory Incorporated (Nasdaq:CAKE) today announced that Peter D'Amelio has been promoted to President and COO of the Company's restaurant division. Reporting to Chairman and CEO David Overton, D'Amelio will have responsibility for the day-to-day operations of the Company's 79 Cheesecake Factory and Grand Lux Cafe restaurants. He previously served as Senior Vice President of all of the Company's restaurant operations prior to his most recent assignment as President of the Grand Lux Cafe concept. D'Amelio, 42, joined The Cheesecake Factory in 1990 as a restaurant manager and has steadily advanced through the Company's restaurant operations organization.
     "Peter is an outstanding restaurant operations executive with proven leadership skills who knows how to correctly execute our highly customized and complex restaurants," said Overton. "He is highly respected by everyone in our Company, and I look forward to working closely with him as we execute our growth plan."
     The Company also announced today that Jerry Deitchle, Corporate President, is leaving The Cheesecake Factory to become President of a privately held casual dining restaurant company. "Jerry has played a significant role in helping us to build a strong infrastructure of corporate and financial systems, people and processes that effectively support the disciplined growth of our restaurant and bakery operations," said Overton. "We thank him for his contributions over the years and wish him the best in his new endeavor."
     "I feel that I have accomplished the goals that I set for myself when I joined The Cheesecake Factory nine years ago, and it is time for me to accept a new challenge," said Deitchle. "As I depart, the health of The Cheesecake Factory has never been stronger, and the management team has never been deeper. The Cheesecake Factory has a very bright future ahead of it for many years to come, and I wish the Company continued success."
     "The Cheesecake Factory has strong operating momentum, as evidenced by our approximate 5% increase in comparable restaurant sales so far this quarter," commented Overton, who will re-assume the corporate president's title at the Company. "Our Company has a solid balance sheet and flexible financial position, a talented and experienced management team and an enviable multi-year record of increasing stockholder value. We have strong confidence in our ability to execute our growth plan with continued operational and financial excellence."

     The Cheesecake Factory Incorporated operates 75 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.00. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. In particular, forward-looking statements regarding the Company's restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company's control. Forward-looking statements regarding the number and timing of the Company's planned new restaurant openings, and the amount and timing of their associated preopening costs, are subject to risks and uncertainties due to factors outside of the Company's control, including factors that are under the control of government agencies, landlords and others. Forward-looking statements regarding bakery sales are subject to a number of risks and uncertainties, including (but not limited to) unforeseen change in the purchasing plans of the Company's large-account bakery customers and inherent difficulties in predicting the timing of product orders and shipments. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission.

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, (818) 871-3000